EXHIBIT 99.1

ENROLLMENT  FORM

FOR

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PROGRAM

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, IL   60523

PHONE:                       FAX:

Enrollment Form — Distribution Reinvestment Program

To enroll in the Distribution Reinvestment Program, please complete and sign this form and return it to the attention of                          at the address shown above.

I.                                         ACCOUNT REGISTRATION

Complete either Section A, B, C or D.  Please print clearly.

A.            Individual or Joint Account.  (Only enter the Social Security number for the name under which distributions should be reported for tax purposes.)

Owner’s Name

Owner’s Social Security #	Owner’s Birthday
(Used for tax reporting)	(Month/Day/Year)

Joint Owner’s Name (if applicable)

Joint Owners Social Security Number (if applicable; used for tax reporting)

For Joint Accounts:  Your Distribution Reinvestment Program account will be registered “Joint Tenants with Rights of Survivorship” and not as Tenants in Common unless you check one of the following boxes:

☐ Tenants in Common	☐ Tenants by Entirety	☐ Community Property

B.            Custodial Account/Gift to a Minor.  (An Enrollment Form is required for each minor. There can be only one custodian per account.)

Custodian’s Name

Minor’s Name

Minor’s Social Security Number	Minor’s Birthday	Custodian’s State

[Date]

Ladies and Gentlemen:

Please be advised that I wish to begin participating in the Distribution Reinvestment Program for Inland Western Retail Real Estate Trust, Inc.  I hereby direct that future cash distributions be used to purchase additional shares in the company through the Distribution Reinvestment Program.

Signature of Registered Owner

Printed Name of Registered Owner

Social Security Number of Registered Owner

IF APPLICABLE:

Signature of Registered Co-Owner

Printed Name of Registered Co-Owner

Social Security Number of Registered Co-Owner